Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David Brinton, as the undersigned’s true and lawful attorney-in-fact to:

(1)           prepare, execute, acknowledge, deliver and file on behalf of the undersigned, with respect to the securities of Babylon Holdings Limited (the “Company”), any and all forms, schedules, statements and other documents which the undersigned is required to file with the U.S. Securities and Exchange Commission (the “SEC”), including (without limitation) the Form ID required to be filed by the undersigned to obtain access codes to effect SEC filing on the SEC electronic systems for securities filings (EDGAR);

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID and timely file such report with the SEC and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder, as amended.

This Power of Attorney shall remain in full force and effect until the earlier to occur of: (a) the date on which the undersigned no longer has filing obligations with respect to the Company pursuant to Section 16 of the Exchange Act and (b) revocation by the undersigned, at any time for any reason, with or without cause, in a written notice (including by certified mail, by email or in person) delivered to such attorney-in-fact.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof (other than Section 5-1401 of the General Obligations Law and any successor statute thereto). Any legal suit, action or proceeding arising out of or based upon this Power of Attorney may be instituted only in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York, and the Stockholder irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of December, 2022.

By:	/s/ Mohannad AlBlehed
Mohannad AlBlehed